Exhibit 10.33

This Agreement (the "Agreement") is made and entered into on November 19, 2016 (the "Effective Date") by and between:

(A)	PACIFIC GREEN TECHNOLOGIES CHINA LIMITED, a Hong Kong registered limited liability company with its registered office at 301-303, 3/F, Golden Gate Commercial Building,136-138 Austin Road, Tsim Sha Tsui, Kowloon, Hong Kong ("PGTC")

(B)	PACIFIC GREEN TECHNOLOGIES INC, a limited liability company with its registered office at 5205 Prospect Road, San Jose, California USA 95129 ("PGTK") will guarantee the performance and obligations of PGTC.

and

(C)	POWERCHINA SPEM LIMITED COMPANY, a company incorporated in the Peoples Republic of China having its registered address at 80 Hangdu Road, Shanghai, China 201316 ("SPEM")

WHEREAS

(1)	Li Xionghao is a Professional Chief Engineer with SPEM who is seconded to PGTC by SPEM;
(2)	Li Xionghao is industry recognized professional and has extensive experience emission control system engineering and design in China;
(3)	PGTC wishes to engage the services of Li Xionghao to provide professional engineering and design services for its emission control systems;
(4)	PGTK will guarantee the performance and obligations of PGTC.

IT IS AGREED

1.	DEFINITIONS AND INTERPRETATION

1.1	The following terms shall have the following meanings:

Term	Shall mean the term of this Agreement described in Clause 2;

Force Majeure

Shall mean any event affecting the performance of any provision of this Agreement arising from or attributable to acts, events, omissions or accidents which are beyond the reasonable control of a party including, without limitation, any abnormally inclement weather, flood, lightning, storm, fire, explosion, earthquake, subsidence, structural damage, epidemic or other natural physical disaster, failure or shortage of power supplies, war, military operations, riot, crowd disorder, strike, lock-outs or other industrial action, terrorist action, civil commotion and any legislation, regulation, ruling or omissions of any relevant government, court or any competent national or international authority;

1.2	The singular includes the plural and vice versa.

1.3	The clause headings do not form part of this Agreement and should not be taken into account in its construction or interpretation.

1.4	References in this Agreement to the Schedule are to the Schedules to this Agreement.

2.	TERM AND APPOINTMENT

2.1	This Agreement shall have effect from the date first noted and shall continue for six-months unless terminated by mutual agreement between the parties.

2.2	After six-months the parties will negotiate in good faith for an ongoing contract for services of a similar nature.

3.	PAYMENT AND CONSIDERATION

3.1	The consideration for these Services and contribution to the procurement of the Yancheng project and the work provided within the Joint Venture payment of the following will be made:

3.1.1	Cash consideration of US$31,500 paid to Power China SPEM on or before the 31st of December 2016.

3.1.2	Cash Bonus of US$20,000 will be paid to Li Xionghao for the successful performance of the high sulphur test conducted at the joint venture project delivered by PGTC and Power China SPEM;

4.	ASSIGNMENT, CONFIDENTIALITY & SEVERABILITY

4.1	Neither party may assign any of its rights or obligations under this Agreement without the prior written consent of the other party, such consent not to unreasonably withheld or delayed providing that neither party is detrimentally affected by the assignment.

4.2	The parties acknowledge that the contents, in particular the financial details of this Agreement are confidential and neither party will disclose any information concerning the terms of this Agreement without the prior written consent of the other except as required by law or as reasonably necessary for the operation of this Agreement.

4.3	Should any provision of this Agreement be considered void or voidable under any applicable law, such provision shall to the extent required be severed or amended in such a manner as to render the rest of this Agreement valid or enforceable, unless the whole commercial object is thereby frustrated.

5.	ENTIRE AGREEMENT AND WAIVER

5.1	This Agreement supersedes all prior agreements entered into by the Parties.

5.2	This Agreement contains the entire agreement of the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and arrangements (whether written or oral) in relation to such subject matter between the parties and may only be varied by the written agreement of both parties.

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5.3	A waiver by either party of a breach of any term or condition of this Agreement in any one instance shall be in writing, and shall not be deemed as a continuing waiver or a waiver of any subsequent breach unless so provided by written notice.

6.	FORCE MAJEURE

Should MANMAC's obligations under this Agreement be materially hampered, interrupted or interfered with by reason of any Event of Force Majeure, then the obligations of ENVIRO/ENVI shall be suspended during the period of such hampering, interference or interruption consequent upon such event or events and shall be postponed for a period of time equivalent to the period or periods of suspension, and the parties will use their best commercial endeavors to minimize and reduce any period of suspension occasioned.

7.	NO PARTNERSHIP, GOVERNING LAW & ANNOUNCEMENTS

7.1	Nothing contained in this Agreement shall be deemed to create any relationship of agency, partnership, joint venture or contract of employment between the parties.

7.2	This Agreement shall be governed by and construed in all respects in accordance with the laws of British Columbia and each party hereby submits to the exclusive jurisdiction of the Provincial courts.

7.3	Neither party shall make (and the parties shall ensure that no person connected with them shall make) any public statement, issuance or announcement about the signature of this Agreement without the prior written approval of the other party except as required by law or by any legal authority.

Intentionally Blank

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SIGNATURE PAGE

IN WITNESS whereof the parties have duly executed this Agreement the day and year first above written.

For and on behalf of
Pacific Green Technologies China Limited	/s/ Scott Poulter
Scott Poulter

For and on behalf of
Pacific Green Technologies, Inc.	/s/ Scott Poulter
Scott Poulter

For and on behalf of Power China SPEM
Name:
Title:

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